Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

Answerthink, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-69951, 333-90635, and 333-39460), and in the Registration Statements on Form S-3 (Nos. 333-87749 and 333-32342) of Answerthink, Inc. of our reports dated March 13, 2007, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of Answerthink, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Miami, Florida

March 13, 2007